                                                                    EXHIBIT 10.1

                           Software License Agreement

This Software License Agreement ("Agreement") is executed by and between TenFold Corporation, a Delaware Corporation ("TenFold"), with its principal office at 475 Sansome Street, Suite 860, San Francisco, CA 94111 and the Indus Group, Inc., a California corporation ("INDUS"), with its principal office at 60 Spear Street, San Francisco, CA 94105. The terms of this Agreement shall apply to each Program license granted and to all services provided by TenFold under this Agreement.

I.     DEFINITIONS

1.1 "Program" shall mean the computer software owned or distributed by TenFold, including any updates and enhancements, for which INDUS is granted a license pursuant to this Agreement, and the user guides and manuals for use of the software ("Documentation"). Each Program is described in an appropriate Exhibit to this Agreement.

1.2 "Effective Date" shall mean the date on which both parties agree that that this Agreement should take effect. The Effective Date approximates the date that both parties execute this Agreement or the date that TenFold begins providing services.

1.3 "Services" shall mean staff work done by TenFold relating to the implementation of the Programs or to post-implementation analysis, research, error correction, applications design and development, support, training, or any other work done on behalf of INDUS. Services for which INDUS has retained TenFold are defined in an appropriate Exhibit to this Agreement.

II.    PROGRAM LICENSE

2.1    Rights Granted

A. TenFold grants to INDUS a license to use the object code version of the Programs INDUS obtains under this Agreement, as described in Exhibit A to this Agreement.

B. INDUS agrees not to cause or permit the reverse engineering, disassembly, or decompilation of the Programs.

C. TenFold shall retain all title, copyright, and other proprietary rights in the Programs. INDUS does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement.

2.2 Transfer and Assignment. INDUS may not assign this Agreement to a third party (i.e., a legal entity separate from INDUS).

III.   TERM AND TERMINATION

3.1 Term. Each Program license granted under this Agreement shall remain in effect for the duration of the term described in Exhibit A to this Agreement, unless the license or this Agreement is terminated as provided in Section 3.2 or 3.3.

3.2 Termination by INDUS. INDUS may terminate this Agreement or any license if TenFold has materially breached its obligations hereunder, and such breach has remained uncured for 30 days after written notice. However, termination shall not relieve INDUS's obligations specified in Section 3.4.

3.3 Termination by TenFold. TenFold may terminate this Agreement or any license upon written notice if INDUS materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

3.4 Effect of Termination. Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief. The parties' rights and obligations under Sections 21.B, 21.C, 22, and Articles III, IV, and V shall survive termination of this Agreement.

3.5 Handling of Programs Upon Termination. If a license granted under this Agreement expires or otherwise terminates, INDUS shall (a) cease using the applicable Programs, and (b) certify to TenFold within one month after expiration or termination that INDUS has destroyed or has returned to TenFold the Programs and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

IV.    WARRANTY AND INDEMNITY



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4.1 TenFold Warranty. TenFold warrants that it owns all right, title, and interest to, or has the full right to license any Program it subsequently licenses to INDUS and that (i) any such Program will materially conform to Documentation that is delivered with the Program, (ii) the Program has been developed in a workmanlike manner, and (iii) the Program does not infringe upon the copyright, patent, trade secret, and/or property rights of any third party nor does it constitute a misappropriation of any property rights.

4.2 Infringement Indemnity. TenFold will defend and indemnify INDUS against a claim that the Programs infringe a third party's copyright, patent, or other proprietary right provided that (a) INDUS notifies TenFold in writing within 30 days of its receipt of notice of the claim; (b) TenFold has sole control of the defense and all related settlement negotiations provided that any such settlement shall not be adverse to the interests of INDUS; and (c) INDUS provides TenFold with reasonable assistance, information and authority necessary to perform TenFold's obligations under this Section. TenFold shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which TenFold provides to INDUS at least 90 days prior to the date of any alleged infringement.

       In the event the Programs are held or are believed by TenFold to infringe, or if INDUS is enjoined or otherwise prohibited from using the Programs, TenFold shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for INDUS a license to continue using the Programs; or if (a) and (b) are impracticable then (c) terminate the license for the infringing Programs.

V.     GENERAL TERMS

5.1 Nondisclosure. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information includes, but is not limited to, the Programs, data, trade secrets, business processes, organization charts, customer information, the terms and pricing under this Agreement, and all information clearly identified as confidential.

       A party's Confidential Information shall not include information that (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure or (d) is independently developed by the other party. INDUS shall not disclose the results of any benchmark tests or any other performance or usability information about the Programs to any third party without TenFold's prior written approval.

       The parties agree to hold each other's Confidential Information in confidence. The parties agree, unless required by a lawful court order, subpoena or similar legal request, not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purposes other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of the Agreement.

       Each party acknowledges that failure to comply with this Section 5.1 may irreparably harm the business of the other party, and that a breach of one party's obligations under this Section 5.1 shall entitle the other party to seek immediate injunctive relief, in addition to any other remedies that it may have.

5.2 Governing Law. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, and shall be deemed to be executed in California.

5.3 Jurisdiction. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in the Northern District of California. TenFold and INDUS agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.



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5.4 Notice. All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the addressees in the first paragraph of this Agreement.

5.5 Limitation of Liability. Except in the event of any breach by INDUS of the license terms in Section II above, or any breach of its obligations in Section 5.1 above, in no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party has been advised of the possibility of such damages.

5.6 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

5.7 Waiver. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for breach of TenFold's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

5.8 Export Administration. INDUS agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical or biological weapons proliferation.

5.9 Relationship Between the Parties. TenFold is an independent software company; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

5.10 Entire Agreement. This Agreement and the Exhibits constitute the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

The Effective Date of this Agreement shall be as of March 4, 1997.

Executed by INDUS                                     Executed by TenFold:


Authorized Signature:  /s/ Robert W. Felton           Authorized Signature:  /s/ Gary Kennedy
Name:                Robert W. Felton                 Name:            Gary Kennedy
Title:               President & CEO                  Title:           President & CEO
Date:                March 3, 1997                    Date:            March 3, 1997



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                                   Exhibit A
                      (to the Software License Agreement)
                          TenFold Architecture License

I.   Description of Programs.

     The TenFold Architecture ("Programs") is an integrated applications software development technology for building sophisticated, mission-critical, distributed software applications.

II.   License Rights Granted.

II.A. TenFold grants to INDUS a nonexclusive, nontransferable license to use the object code version of the Programs as follows:

      i. to use the Programs to develop and maintain applications on an unlimited number of computers within INDUS;
      iii. to use the Documentation provided with the Programs in support of INDUS's authorized use of the Programs;;
       iv. to copy the Programs for archival or backup purposes; no other copies shall be made without TenFold's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

II.B INDUS may not sell, license, sublicense, or otherwise provide the Programs or derivative Programs to any third party for relicensing, resale, or other form of distribution;

II.C INDUS shall not copy or use the Programs (including the Documentation) except as otherwise specified in this Agreement.

II.D TenFold shall retain all title, copyright, and other proprietary rights in the Programs, and any enhancements made to the Programs by either party. INDUS does not acquire any rights, express or implied, in the Programs, other than those specified in the Agreement and related Exhibits. Subject to TenFold's ownership of the Programs, INDUS retains all title, copyright, and other proprietary rights in the applications it independently develops with the Programs. INDUS acquires no rights to distribute the Programs with these applications.

III.  Enhancements to the Programs.

      TenFold agrees to provide INDUS with all new releases of the Programs it completes within 1997. TenFold has discussed it's development plans for enhancing the TenFold Architecture with INDUS. TenFold agrees to use its best efforts to complete these enhancements in 1997, which may include:

      . Providing the TenFold Architecture in a Windows/NT Operating System environment, including support for the desktop components of Active X
      .  Release configuration control
      .  An internet strategy
      . An ability to couple the TenFold Architecture to the INDUS PORTAL/95 front end (e.g., through an API), providing a migration path for existing INDUS clients
      .  Porting the TenFold architecture to OS/390
      .  Support for DB/2
      . Providing the TenFold Architecture as a reporting tool for PASSPORT objects
      .  Support for the MS SQLServer Database

IV.   Support Services.

      TenFold agrees to provide during 1997 telephone assistance with the TenFold Architecture from TenFold technical staff during normal business hours. During non-business hours, TenFold may provide access to technical staff through a paging, on-call, or other similar method.



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      INDUS agrees to purchase standard annual TenFold Architecture Support Services for an annual fee of [XXXXX] to be invoiced and paid monthly in arrears, commencing when requested by INDUS but in any event no later than June 1, 1998.

      INDUS may also obtain additional services from TenFold, at INDUS's option, as described in Exhibit B.

V.    Term.

      This license grant shall remain in effect perpetually unless this license or the Agreement is terminated as provided in Section 3.2 or 3.3 of the Agreement.

VI.   Competition.

      INDUS develops and licenses applications in three functional areas: Work Management, Materials and Procurement, and Safety and Compliance, for process industries. TenFold agrees not to develop or license process-industry-specific applications with similar functionality to INDUS's current applications (as of the Effective Date of this Exhibit), and using the TenFold Architecture, to customers in process industries. Process industries shall mean electric utility, petrochemical, chemical refining, steel and forest products companies whose primary business processes involve converting raw materials into commodity materials. TenFold agrees that if it licenses the Programs to companies in process industries, it will license the Programs on an application by application basis (not a site license for the TenFold Architecture), unless INDUS approves otherwise. TenFold agrees not to license the TenFold Architecture to the following seven INDUS competitors:

      .  SAP AG
      .  TSW International
      .  PSDI - Project Software Development, Inc.
      .  Marcom, Inc.
      .  Revere, Inc.
      .  Severn Trent
      .  Synercom, a division of Health Care Computer Corporation

      The term of this section VI. shall be until the earlier to occur of (a) five years after the Effective Date of this Exhibit A, or (b) upon INDUS's ownership of TenFold decreasing by 50% or more than that held by INDUS immediately after the Effective Date of the Agreement unless extended at the mutual agreement of the parties.

VII.  Source Code Escrow.

      Subject to a mutually acceptable agreement ("Escrow Agreement") among, TenFold, INDUS, and a mutually agreed escrow agent. TenFold will deposit into escrow (a) a copy of the Program source code no later than 60 days from execution of the Escrow Agreement; (b) source code for major new releases of the Programs provided under this Agreement or standard support agreements, within 60 days of delivery to INDUS. The escrowed material shall be maintained under an agreement which provides that if TenFold enters into proceedings under Chapter 7 or 11 of the U.S. Bankruptcy Code which are not dismissed within 60 days after their commencement, then INDUS will be able to obtain the relevant escrowed material in accordance with mutually agreed upon escrow release procedures. Any escrowed material furnished under this provision shall be considered licensed subject to the terms of this Agreement and related Exhibits and shall be used solely to maintain the Programs. The parties shall evenly share the cost of the escrow agent's fees for the arrangement.

VIII. Business Relationships.

      TenFold and INDUS envision working together to develop new customer relationship in the process industries and other industries, and for both existing INDUS and TenFold applications as well as new



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     applications. The parties agree to use reasonable efforts to develop a mutually acceptable agreement defining the specific details of this relationship (e.g., sales, marketing, licensing, ownership, service, training and support arrangements).

     The Effective Date of this Agreement shall be as of March 4, 1997.

Executed by INDUS                                Executed by TenFold:



Authorized Signature:  /s/ Robert W. Felton      Authorized Signature:  /s/ Gary Kennedy
Name:                Robert W. Felton            Name:            Gary Kennedy
Title:               President & CEO             Title:           President & CEO
Date:                March 3, 1997               Date:            March 3, 1997

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                                   Exhibit B
                      (to the Software License Agreement)
                                General Services

I.   Description of Services.
     INDUS retains TenFold to provide the following services:

     . Research, analysis, problem solving, error correction, enhancements, training, and other service related to the TenFold Architecture or applications that INDUS develops with the TenFold Architecture, or

     . Other services that INDUS may from time to time request and authorize for TenFold to perform on its behalf.

II.  Fees for Services.

     In consideration for TenFold staff work, INDUS agrees to pay TenFold a daily rate for the staff based upon the position held by such staff member. TenFold's daily rates for staff positions and representative staff names (which may change from time to time) are:

---------------------------------------------------------------------------------------------------------------------
Staff position title                          Names of staff                       Daily rate
---------------------------------------------------------------------------------------------------------------------
Senior manager                                Jeffrey Walker                       [XXXXX]
---------------------------------------------------------------------------------------------------------------------
Senior technologist                           Bruce Tow, Richard VanderDrift,      [XXXXX]
                                              et cetera
---------------------------------------------------------------------------------------------------------------------
Manager                                       Adam Slovik, Lori Bertolini, Al      [XXXXX]
                                              Chang, Sameer Shalaby, Henry
                                              Willard, et cetera
---------------------------------------------------------------------------------------------------------------------
Developer                                     John Mitcham, Terek El-Sadany,       [XXXXX]
                                              Nathaniel Calvin, Samer Diab,
                                              David Lipin, Emmet Sun, et cetera
---------------------------------------------------------------------------------------------------------------------

     For any on-site services requested by INDUS, INDUS shall reimburse
     TenFold for actual, reasonable travel and out-of-pocket expenses incurred.

     TenFold agrees to invoice INDUS weekly.

III. Approval to provide Services.

     INDUS requires and TenFold agrees that no service are to be provided under this Exhibit without written approval to do so. Such approval can only be granted by Robert Felton or a successor to such person designated by INDUS.

The Effective Date of this Exhibit shall be as of March 4, 1997.

Executed by INDUS                                Executed by TenFold:



Authorized Signature:  /s/ Robert W. Felton      Authorized Signature:  Robert W. Felton
Name:                Robert W. Felton            Name:            Gary Kennedy
Title:               President & CEO             Title:           President & CEO
Date:                March 3, 1997               Date:            March 3, 1997



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